UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 14, 2015

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2015, The Madison Square Company (formerly MSG Spinco, Inc., and referred to herein as the “Company”) entered into an employment agreement with Donna Coleman, which will replace her prior employment agreement with the Company. The employment agreement provides for Ms. Coleman’s employment as the Executive Vice President and Chief Financial Officer of the Company. The new employment agreement is effective as of October 16, 2015.

The employment agreement provides for an annual base salary of not less than $900,000. Ms. Coleman will be eligible to participate in the Company’s discretionary annual cash incentive program with an annual target bonus equal to not less than 150% of her annual base salary. Ms. Coleman will also participate in future long-term incentive programs that are made available to similarly situated executives of the Company, subject to Ms. Coleman’s continued employment by the Company. Commencing with the fiscal year beginning July 1, 2015, and each fiscal year thereafter, it is expected that Ms. Coleman will receive one or more long-term awards with an aggregate target value of not less than $2,000,000. Under the agreement, Ms. Coleman continues to be eligible to participate in the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums, and the terms of the plans.

If, on or prior to October 1, 2018, Ms. Coleman’s employment with the Company is terminated (i) by the Company other than for “cause” as defined in the agreement, or (ii) by Ms. Coleman for “good reason” as defined in the agreement (so long as “cause” does not then exist), then, subject to Ms. Coleman’s execution of a separation agreement with the Company, the Company will provide her with the following benefits and rights: (a) a severance payment in an amount determined at the discretion of the Company, but in no event less than two times the sum of Ms. Coleman’s annual base salary and annual target bonus; (b) any unpaid annual bonus for the fiscal year prior to the fiscal year in which such termination occurred and a prorated annual bonus for the fiscal year in which such termination occurred; (c) each of Ms. Coleman’s outstanding long-term cash awards will immediately vest in full and will be payable to Ms. Coleman to the same extent that other similarly situated active executives receive payment; (d) all of the time-based restrictions on each of Ms. Coleman’s outstanding restricted stock or restricted stock units granted to her under the plans of the Company will immediately be eliminated and will be payable or deliverable to Ms. Coleman subject to satisfaction of any applicable performance criteria; and (e) each of Ms. Coleman’s outstanding stock options and stock appreciation awards under the plans of the Company will immediately vest.

The employment agreement contains certain covenants by Ms. Coleman including a noncompetition agreement that restricts Ms. Coleman’s ability to engage in competitive activities until the first anniversary of a termination of her employment with the Company.

The description above is qualified in its entirety by reference to Ms. Coleman’s Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 Employment Agreement, dated October 14, 2015, between the Company and Donna M. Coleman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ Lawrence J. Burian
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: October 14, 2015